THIS NOTE AND THE SECURITIES ISSUABLE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

TRANSWORLD BENEFITS INTERNATIONAL, INC.

SUBORDINATED SECURED PROMISSORY NOTE

$200,000.00	February 15 2008

Newport Beach, California

FOR VALUE RECEIVED, TransWorld Benefits International, Inc., a Nevada corporation (the "Company"), promises to pay to John Todd ("Lender"), or its registered assigns, in lawful money of the United States of America the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, payable quarterly in arrears. All principal, together with unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) August 1, 2008 (the "Maturity Date"), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A PLEDGE AGREEMENT (THE "PLEDGE AGREEMENT") DATED AS OF THE DATE HEREOF AND A PERSONAL GUARANTY EXECUTED BY CHARLES SEVEN, AN INDIVIDUAL AND PRINCIPAL SHAREHOLDER OF THE COMPANY FOR THE BENEFIT OF THE LENDER. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE PLEDGE AGREEMENT.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.            Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) "Additional Shares of Common" shall mean the 500,000 shares of common stock to be issued by the Company to Lender within three (3) business days following the execution date of this Note as inducement to make the loan hereunder (the "Shares").

(b) the "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c) "Event of Default" has the meaning given in Section 5 hereof.

(d) "Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(e) "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document; or (c) the rights and remedies of Lender under this Note, the other Transaction Documents or any related document, instrument or agreement.

(f) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Lender of every kind and description now existing or hereafter arising under or pursuant to the terms of this Note, the Pledge Agreement, and the Pledge Agreement, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(g) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(h) "Pledge Agreement" has the meaning given in the introductory paragraphs to this Note.

(i) "Securities Act" shall mean the Securities Act of 1933, as amended.

(j) "Senior Indebtedness" shall mean all indebtedness of the Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured.

(k) "Transaction Documents" shall mean this Note, the Pledge Agreement, and the Guaranty.

2.    Interest. Accrued interest on this Note shall be payable in full on the Maturity Date.

3.    Prepayment. This Note may be prepaid in whole or in part at any time, without premium or penalty.

4.            Representations and Warranties.

(a)            The Company represents and warrants to Lender that:

(i) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect

(ii) The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(iii) Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(iv) The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company's Articles of Incorporation or Bylaws ("Charter Documents") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(v) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the

Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(b)   Lender represents and warrants to the Company that:

(i) Lender has full legal capacity, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations hereunder. Each of Transaction Documents executed by Lender is a valid and binding obligation of Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(ii) Lender has been advised that the Note and the Shares have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Lender is aware that, except as set forth in the Note, the Company is under no obligation to effect any such registration with respect to the Note and the Shares, or to file for or comply with any exemption from registration. Lender has not been formed solely for the purpose of making this investment and is acquiring the Shares hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Lender is an accredited Lender as such term is defined in Rule 501 of Regulation D under the Securities Act.

(iii) Lender acknowledges that the Company has given Lender access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Lender, and has furnished Lender with all documents and other information required for Lender to make an informed decision with respect to the investment in the Company pursuant to the Transaction Documents.

5.            Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terns of this Note or any other Transaction Document on the date due and such payment shall not have been made within five days of the Company's receipt of Lender's written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial 15-day period; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Lender in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Lender to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

                (e)Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

6.            Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(d) or 5(e)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(d) and 5(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, (i) Lender's obligation to repay Guarantor the $200,000 owed to Guarantor from proceeds derived by Lender's sale of that certain life insurance policy with AXA Life Insurance on Lender's life shall be extinguished and Lender shall no longer be obligated to pay such amount, and (ii) Lender may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7.    Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.    Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Lender.

9.    Transfer of this Note. With respect to any offer, sale or other disposition of this Note Lender will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Lender's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for Lender, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.   Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender.

11.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses as set forth herein. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

If to the Company:

TransWorld Benefits International, Inc.
675 MacArthur Court, Suite 550
Newport Beach, California 92660
Attention: Charles Seven

With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1700 Irvine, California 92612
Fax: (949) 732-6501
Attention: Raymond A. Lee, Esq.

If to Lender:

John Todd
2313 17th Street
Greely, Colorado 80634

With a copy to (which shall not constitute notice):

Witwer, Oldenburg, Barry & Johnson, LLP
4025 St. Cloud Drive, Suite 230
Loveland, Colorado 80538
Fax: (970) 797-1399
Attention: Jeffrey T. Bedingfield, Esq.

12.          Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Lender shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

(c) Further Assurances. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Lender's rights hereunder, Company may require that Lender execute such forms of subordination agreement; provided that such forms shall not impose on Lender terms less favorable than those provided herein.

(d) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(e) Subrogation. Subject to the payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 13) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Lender would be entitled except for the provisions of this Section 13 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 13 to receive cash, securities or other properties otherwise payable or deliverable to Lender, nothing contained in this Section 13 shall impair, as between Company and Lender, the obligation of Company, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g) Lien Subordination. Any Lien of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

(h) Reliance of Holders of Senior Indebtedness. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

13.   "Piggyback" Registration. If at any time the Company shall determine to register any of its common stock other than pursuant to (a) a registration relating solely to the sale of securities to participants in a Company employee benefits plan, (b) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Company common stock underlying this Note ("Registrable Shares"), or (c) a registration relating to securities issued in connection with an acquisition by the Company, the Company shall send to Lender written notice of such determination and, if within 20 days after receipt of such notice, Lender shall so request in writing, the Company shall use its commercially reasonable efforts to include in such registration all or part of the Registrable Shares that Lender requests to be registered. If such registration involves an underwritten public offering and the managing underwriter determines in its sole discretion that marketing factors require a limitation on the number of shares that may be included in the registration, the amount of Registrable Shares shall be excluded to the extent determined by the managing underwriter.

14.   Payment. Payment shall be made in lawful tender of the United States.

15.   Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16.   Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17.          Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

TransWorld Benefits International, Inc.
a Nevada corporation

By: /s/ Charles Seven

Name:  Charles Seven

Title: CEO

PLEDGE AGREEMENT

ARTICLE 1
PARTIES

This Pledge Agreement (the "Agreement") is made by and between FLAX FLEX FABRICATORS LTD., a Gibraltar company and Charles Seven, beneficial owner (the "Pledgor"), and JOHN TODD, (the "Secured Party").

ARTICLE 2
RECITALS

A. TransWorld Benefits International, Inc. ("Debtor") has borrowed from Secured Party Five Hundred Thousand ($200,000) pursuant to a Secured Promissory Note (the "Note") dated concurrently herewith.

B. Pledgor, on behalf of Debtor, desires to grant Secured Party a security interest in Pledgor's stock interest in Debtor (the "Pledged Securities") to secure Debtor's performance under the Note.

ARTICLE 3
GRANT OF SECURITY INTEREST

Pledgor hereby grants to Secured Party a present and continuing security interest in the Pledged Securities in order to secure Debtor's performance under the terms of the Note.

ARTICLE 4
PLEDGE

4.1 Escrow Holder. Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, CA 92612, Attention: Raymond A. Lee, Esq., hereby agrees to serve as escrow holder (the "Escrow Holder") to hold the Pledged Securities, without claim of right, during the term of this Agreement.

4.2 Delivery of the Pledged Securities. Debtor hereby delivers to Escrow Holder and Escrow Holder hereby acknowledges receipt of the Pledged Securities authorizing transfer of ownership of the Pledged Securities upon default under the Note.

4.3 Limited Partnership Restructuring. If during the term of this pledge, any restructuring or recapitalization, or other change is made in the capital structure of Debtor, then all new, substituted, and additional interests issued by reason of any change shall be held by the Secured Party in the same manner as the Pledged Securities originally pledged under this Agreement. Pledgor agrees to cause Debtor to deliver to Escrow Holder evidence of any additional ownership interests held by Debtor and appropriate assignments thereof.

4.4  Duties and Remedies in Event of Loan Pay-off or Default. Escrow Holder shall hold the escrowed documents and shall deliver and distribute the documents in the following manner:

(a) In the event Escrow Holder receives an affidavit sworn to by Debtor stating that the obligations of Debtor have been fully performed by Debtor, Escrow Holder shall forthwith mail a copy of the affidavit to Secured Party. Fifteen (15) days after mailing to Secured Party, Escrow Holder shall deliver all of the escrowed documents to Debtor unless, during the fifteen (15) day period, Escrow Holder is prohibited by order of a court of competent jurisdiction from delivering the documents, or Escrow Holder receives written notice from Secured Party stating that Secured Party intends to commence an action in court prohibiting the delivery of the documents, and Secured Party does, in fact, obtain an order from a court of competent jurisdiction prohibiting the delivery of the documents within forty-five (45) days from the date of mailing the affidavit to Secured party.

(b) In the event Escrow Holder receives an affidavit executed by Secured Party advising Escrow Holder that Debtor is in default of any of the obligations of Debtor, then Escrow Holder shall forthwith mail a copy of the affidavit to Debtor. Unless within fifteen (15) days after mailing to Debtor, Escrow Holder is prohibited by order of a court of competent jurisdiction from delivering the documents, or unless Escrow Holder receives written notice from Debtor stating that Debtor intends to commence an action in court prohibiting the delivery of the documents, and Debtor does, in fact, obtain an order from a court of competent jurisdiction prohibiting the delivery of the documents within thirty (30) days from the date of mailing the affidavit to Debtor, Escrow Holder shall deliver the Pledged Securities to the Secured Party.

The Secured Party shall then have the rights and remedies provided in the California Commercial Code. In this connection, the Secured Party may, on five (5) days' written notice to the Pledgor, and without liability for any diminution in price that may have occurred, sell all the Pledged Securities in the manner and for the price that the Secured Party may determine. At any bona fide public sale the Secured Party shall be free to purchase all or any part of the Pledged Securities. Out of the proceeds of any sale the Secured Party may retain an amount equal to the principal and interest then due on the loan, plus the amount of the expenses of the sale, and shall pay any balance of the proceeds of any sale to the Pledgor. If the proceeds of the sale are insufficient to cover the principal and interest of the loan plus expenses of the sale, the Debtor shall remain liable to the Secured Party for any deficiency, in accordance with the provisions set forth in Commercial Code Section 9504.

 4.5 Conflict. In the event Escrow Holder receives conflicting affidavits from Secured Party and Debtor, Escrow Holder may, in his discretion, refuse to deliver any of the documents and may apply to a court of competent jurisdiction for a determination of the rights of the parties regarding the documents held by Escrow Holder.

 4.6 Liability of Escrow Holder. Secured Party and Debtor acknowledge that Escrow Holder is assuming the obligations hereunder as an accommodation to the parties only, and that Escrow Holder shall have no responsibility with respect to the loss of the escrowed documents. Both Secured Party and Debtor jointly and severally agree to indemnify and hold Escrow Holder harmless from any and all costs, expenses, claims or actions which may be asserted by or against Escrow Holder, including claims or actions by either Secured Party or Debtor. If, in the sole discretion of the Escrow Holder, it is necessary for Escrow Holder to file an action to determine or ascertain the rights of any of the parties under the terms of this Agreement or to interpret any of the provisions of this Agreement, Secured Party and Debtor shall equally pay any and all costs incurred by Escrow Holder in such action, including reasonable attorneys' fees as determined by the court.

ARTICLE 5
RIGHTS OF DEBTOR

 5.1 Voting Rights. During the term of this pledge, and as long as the Debtor is not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest of the Note, the Debtor shall have the right to vote the Pledged Securities on all corporate matters.

5.2  Distributions. Any and all cash distribution which may be paid upon the Pledged Securities during the term of this Agreement shall be paid to Debtor.

ARTICLE 6

DEFAULT AND ACCELERATION

6.1Default. Default shall include the following:

(a) Default in the payment of any obligation contained in or secured by this Agreement or any other document referred to in ARTICLE 2 above;

(b) Breach of any representation, warranty, term or condition contained in, or secured by, this Agreement;

(c) Insolvency, business failure, assignment for the benefit of creditors, or the commencement of any bankruptcy or insolvency proceeding by or against Debtor;

(d) Any writ of attachment, garnishment or execution issued against Debtor or the Pledged Securities.

 6.2 Acceleration. In the event of any default which is not cured within ten (10) days after written notice, all obligations secured by this Agreement shall immediately become due and payable at the option of Secured Party.

 6.3 Transfer of the Pledged Securities. If the Pledgor attempts to sell the Pledged Securities at any time during the term of the Note, any such transfer shall be voidable at the option of the Secured Party.

 6.4 Waiver. Irrespective of default, Secured Party may delay or omit to exercise any right or remedy under this Agreement or may accept partial or delinquent payment of any obligation contained in or secured by this Agreement without waiving any rights or remedies, unless Secured Party gives Debtor a signed waiver thereof in express terms.

ARTICLE 7
NOTICE

All notices, requests, demands, and other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, or by registered or certified mail.

ARTICLE 8
MISCELLANEOUS

8.1  Waiver. Waiver by Secured Party of any default or breach of any covenant or condition contained in or secured by this Agreement shall not be considered a waiver of any subsequent breach.

 8.2 Remedy. All rights and remedies set forth herein are cumulative and the exercise of one right or remedy shall not prevent Secured Party from exercising any other right or remedy provided herein or provided by law.

 8.3 Modification. This Agreement is entered into for the benefit of the parties hereto and their respective successors and assigns, and cannot be amended or terminated except in a writing signed by both parties.

 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any legal action is necessary to enforce the terms and conditions of this Agreement, Pledgor and Secured Party hereby agree that either the Superior Court of California, County of Orange, shall be the sole venue and jurisdiction for the bringing of such action.

 8.5 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

 8.6 Entire Agreement. This Agreement and the Note and related loan documents, including any individual Guaranty and comprise the entire agreement of the parties hereto and supersede any prior written or oral agreement between them concerning the subject matter contained in such documents.

 8.7 Attorneys' Fees. If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs of suit and reasonable attorneys' fees as determined by the court.

 8.8 Provisions Not Construed Against Party Drafting Agreement. This Agreement shall be deemed to have been drafted by all parties and, in the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

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IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts which, taken together, shall constitute one agreement, which Agreement shall be effective as of and on the last date set forth below.

SECURED PARTY:
JOHN TODD
DATED:
By:
JOHN TODD

DEBTOR:
TRANSWORLD BENEFITS INTERNATIONAL, INC., a California corporation

DATED: 02/15/2008	By: /s/ Charles Seven
Charles Seven
Chief Executive Officer

PLEDGOR:
FLAX FLEX FABRICATORS, LTD.., a Gibraltar company

DATED: 02/15/2008	By: /s/ Charles Seven
Charles Seven
Beneficial Owner

ESCROW HOLDER:

DATED: 02/15/2008	By: /s/ Raymond A. Lee
Raymond A. Lee Esq.

CONTINUING GUARANTY

THIS CONTINUING GUARANTY (the "Guaranty") is entered into as of February IS; 2008 by Charles Seven, an individual residing at 4675 MacArthur Court, Suite 550, Newport Beach, California (the "Guarantor"), for the benefit of John Todd ("Todd") an individual residing at 2313 17th Street, Greeley, Colorado 80634.

RECITALS:

A. Contemporaneously with the execution of this Guaranty, TransWorld Benefits International, Inc., a Nevada corporation ("Company"), issued to Todd that certain Subordinated Secured Promissory Note dated February f  2008 (the "Promissory Note") in the principal amount of $200,000 (the "Loan Transaction").

B. Guarantor expects to derive material benefits resulting from the performance of the respective obligations of parties in connection with the Loan Transaction.

C. In order to induce Todd to enter into the Loan Transaction, Guarantor agreed to execute a guaranty agreement containing a grant of a security interest and, pursuant to which, Guarantor agrees to guarantee the payment and performance of Company's obligations under the Promissory Note, and to pledge his personal assets in support of such guaranty, in accordance with the terms and provisions of this Guaranty.

NOW, THEREFORE, the parties hereby agree as follows:

1.  Guaranty. The Guarantor unconditionally and irrevocably guarantees to Todd the prompt payment and performance by the Company of the Company's Obligations. The capitalized term "Obligations" means any and all of the Company's obligations under the Promissory Note for the payment of money and the performance of the Company's obligations, liabilities, agreements and covenants which are required to be paid or performed by the Company pursuant to the Promissory Note. This Guaranty is a guaranty of payment of not merely of collecti".

2.  Grant of Security Interest. Guarantor hereby assigns, transfers, conveys and grants to Todd a present and continuing security interest, pursuant to the provisions of the California Uniform Commercial Code, in all his assets and property, tangible or intangible (the "Collateral") including all proceeds arising out of any sale, transfer or other disposition of the Collateral to secure, and as security for, Guarantor's guaranty of the Obligations hereunder. Upon the failure of the Guarantor to honor its agreements hereunder, Todd shall have all of the rights and remedies of a secured party under the UCC and any other applicable laws, including, without limitation, the rights and remedies specified in this Guaranty.

3. Independent Obligations; Subrogation. The obligations of the Guarantor hereunder are independent of and separate from the Obligations of the Company. To the maximum extent permitted by law, the Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Company that arises hereunder and/or from the performance of its obligations hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Todd against the Company or any security which Todd now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, until the Obligations have been fully paid and finally discharged. In addition, the Guarantor hereby waives any right to proceed against the Company, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now have or hereafter have as against the Company with respect to the Obligations, until the Obligations have been fully paid and finally discharged. The Guarantor also hereby waives any rights to recourse to, or with respect of, any asset of the Company until the Obligations have been fully paid and finally discharged.

4.  Authority to Modify Obligations and Security. The Guarantor authorizes Todd, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations, to: (a) renew, extend, accelerate, or otherwise change the time for payment or performance of, or otherwise change any other term or condition of any document or agreement evidencing or relating to the Obligations; (b) accept, substitute, waive, decrease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the Obligations or any other guaranty of the Obligations; (c) apply any and all such collateral, and direct the order or manner of sale thereof, as Todd, in his sole discretion, may determine; (d) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations, and otherwise deal with Company or any other guarantor, maker or endorser as Todd may elect; (e) in Todd's sole discretion, settle, release on terms satisfactory to Todd, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any Obligations and/or any Collateral therefor in any manner, and bid and purchase any Collateral security at any sale thereof; (f) apply any and all payments or recoveries from the Company, from any other guarantor, maker, endorser or from the Guarantor to such of the Obligations as Todd, in his sole discretion, may determine, whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; (g) apply any and all payments or recoveries from any other guarantor, maker or endorser of the Obligations or sums realized from collateral security furnished by any of them upon any of their Obligations or obligations to Todd as Todd, in his sole discretion, may determine; and (h) refund at any time, at Todd's sole discretion, any payment received by Todd in respect of any Obligations, and payment to Todd of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty may have been cancelled or surrendered by Todd; all without in any way diminishing, releasing or discharging the liability of the Guarantor hereunder.

5.  Waiver of Defenses. Upon default of the Company in respect of any Obligations, Todd may, at its option and without notice to the Guarantor, proceed directly against the Guarantor and its Collateral to collect and recover the full amount of the liability hereunder, or any portion thereof, and the Guarantor waives any right to require Todd to: (a) proceed against Company, or any other guarantor, endorser, or other person whomsoever; (b) proceed against or exhaust any collateral security given to or held by Todd in connection with the Obligations; (c) give notice of the terms, time and place of any public or private. sale of any real or personal property security for the Obligations, including the Collateral, or any other guaranty of the Obligations; or (d) pursue any other remedy in Todd's power whatsoever. A separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against Company and/or any other guarantor, maker or endorser of the Obligations and whether Company and/or any other guarantor, maker or endorser be joined in any such action or actions; and the Guarantor waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

6.  Right to Dispose of Security; Impairment of Rights. The Guarantor hereby authorizes and empowers Todd in his sole discretion, without any notice or demand to the Guarantor whatsoever and without affecting the liability of the Guarantor hereunder, to exercise any right or remedy which Todd may have available to him, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action, or taking a deed or an assignment in lieu of foreclosure as to any collateral security for the Obligations, whether real, personal or intangible property, and the Guarantor hereby waives any defense to the recovery by Todd against the Guarantor of any deficiency after such action notwithstanding any impairment or loss of any right of reimbursement or subrogation or other right or remedy against the Company, or any other guarantor, maker or endorser, or against any collateral security for the Obligations or for any guaranty of the Obligations. The Guarantor acknowledges that the Guarantor may have a defense, based on estoppel, which arises out of the operation of Section 580(d) of the California Code of Civil Procedure in the event that Todd conducts a non-judicial foreclosure under any deed of trust securing any Obligations. The Guarantor expressly waives any such defense the Guarantor may have to any deficiency action brought by Todd against the Guarantor or benefits that may be available from California Code of Civil Procedure, Section 580 and its subdivisions or Section 726, or comparable provisions of the laws of any other state, as well as all suretyship defenses the Guarantor would otherwise have under California law or the laws of any other jurisdiction. Without limiting the foregoing and without waiving the benefits of California Commercial Code § 9501, the Guarantor specifically agrees that any action maintained by Todd for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of any property shall not constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure. Further, the Guarantor, in addition to the foregoing waivers, waives any and all rights and defenses that the Guarantor may have because the Collateral may include real property. This means, among other things: (i) Todd may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Company, (ii) if Todd forecloses on real property collateral pledged by the Company: (A) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Todd may collect from the Guarantor even if Todd, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have.to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Company's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or under applicable law of any other jurisdiction.

7.  Additional Waivers. The Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company or by reason of any act or omission of Todd or others which directly or indirectly results in or aids the discharge or release of the Company from any Obligations or any security in respect thereof by operation of law or otherwise. The obligations hereunder shall be enforceable without regard to the validity, regularity or enforceability of any of the Obligations or any of the documents related thereto, any other guaranty of the Obligations or any collateral security documents securing any of the Obligations or securing any other guaranty of the Obligations. No exercise by Todd of, and no omission of Todd to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Todd against the Company, any other guarantor, maker or endorser or any collateral security shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Guarantor's obligations hereunder or any collateral security furnished by the Guarantor or give to the Guarantor any right of recourse against Todd. The Guarantor specifically agrees that the failure of Todd: (a) to perfect any lien on or security interest in any property heretofore or hereafter given by Company or any guarantor, maker or endorser to secure payment of the Obligations or of any guaranty of the Obligations, or to record or file any document relating thereto or (b) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of the Company, any guarantor, maker or endorser, shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect • the liability of the Guarantor hereunder.

8.  Additional Obligations; Duty of Undersigned. Additional Obligations may be created from time to time at the request of the Company and without further authorization from or notice to the Guarantor even though Company's financial condition may deteriorate after the date hereof. In giving this Guaranty, the Guarantor is not concerned with Company's financial condition and waives the right, if any, to require Todd to disclose to the Guarantor any information it may now have or hereafter acquire concerning Company's character, credit, collateral, financial condition or other matters. The Guarantor has established adequate means to obtain from Company on a continuing basis financial and other information pertaining to Company's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the Company and of all circumstances bearing upon the risk of nonpayment of the Obligations hereunder. Todd need not inquire into the powers of the Company or the authority of its officers, directors, partners or agents acting or purporting to act in its behalf, and any Obligations created in reliance upon the purported exercise of such power or authority are hereby guaranteed.

9.  Notices, Demands, Etc. Todd shall be under no obligation whatsoever to make or give to the Guarantor, and the Guarantor hereby waives, notice of acceptance of this Guaranty, diligence, all rights of setoff and counterclaim against Todd, all demands, presentments, protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations.

10. Subordination. Any obligations of the Company now or hereafter owing to the Guarantor are hereby subordinated to all Obligations of the Company to Todd and shall not be paid in whole or in part, nor will the Guarantor accept any payment of or on account of any such obligations, without the prior written consent of Todd, at any time while the Obligations remain outstanding or the Guarantor remains liable under this Guaranty. At the request of Todd, the Company shall pay to Todd all or any part of such subordinated obligations and any amount so paid to Todd at its request shall be applied to payment of the Obligations. Each payment on the subordinated obligations of the Company to the Guarantor received in violation of any of the provisions hereof shall be deemed to have been received by the Guarantor as trustee for Todd and shall be paid over to Todd immediately on account of the Obligations, but without otherwise affecting in any manner the Guarantor's liability under any of the provisions of this Guaranty.

11. Revival of Guaranty. If any payments of money or transfers of property made to Todd by the Company, any other guarantor, any maker or any endorser should for any reason subsequently be determined to be fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (herein after collectively called "voidable transfers") under the Bankruptcy Code or any other federal or state law and Todd is required to repay or restore any such voidable transfer, or the amount or any portion thereof, then the Guarantor's liability hereunder shall automatically be revived, reinstated and restored as to any such voidable transfer or the amount repaid or restored and all costs and expenses (including attorneys' fees) of Todd related thereto, and shall exist as though such voidable transfer had never been made to Todd.

12. Delays; Cumulative Remedies. No failure or delay by Todd in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. All rights and remedies of Todd in respect of the Obligations, any collateral security for the Obligations or for this or any other guaranty, or under any document in respect of any of the foregoing, shall be cumulative and may be exercised singly or concurrently, and are not exclusive of any other right or remedy permitted by law or in equity.

13. Complete Agreement; Modification. This Guaranty contains all the terms and conditions of the agreement between Todd and the Guarantor and is an integrated agreement. No evidence of any term or agreement not set forth herein shall be admissible in any dispute involving this Guaranty. None of the terms or provisions of this Guaranty may be waived, altered, modified or amended, except by an instrument in writing duly executed by the party to be charged thereby.

14. Understanding of Waivers. The Guarantor warrants and agrees that the waivers set forth in this Guaranty are made with full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless remain effective.

15. Binding Effect. This Guaranty shall remain in full force and 'effect and be binding in accordance with its terms upon the Guarantor, and the representatives, executors, administrators, heirs, successors and assigns of the Guarantor, and inure to the benefit of Todd, his successors, endorsees, transferees and assigns, until the obligations and liabilities of the Guarantor hereunder shall have been finally satisfied.

16. Attorneys' Fees. The Guarantor agrees without demand to pay to and reimburse Todd for all costs, attorneys' fees and other expenses which Todd expends or incurs in the enforcement of any right relating to any Obligations, including collection thereof, or in the enforcement of this Guaranty.

17. Governing Law; Jurisdiction; Venue. This Guaranty and the rights, obligations and liabilities hereunder shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of California. The Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty may be instituted in any Federal or State court sitting in the County of Orange, State of California or at the sole option of Todd, in any other court in which Todd shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. THE GUARANTOR AND THE COMPANY MUTUALLY WANE THE RIGHT TO A JURY TRIAL. BY THE EXECUTION AND DELIVERY OF THIS CONTINUING GUARANTY, THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND WANES ANY OBJECTION RELATING TO THE BASIS FOR PERSONAL OR IN REM JURISDICTION OR TO VENUE WHICH IT MAY NOW OR HEREAFTER HAVE IN ANY SUCH SUIT, ACTION OR PROCEEDING.

18. Captions. The captions or titles .of the paragraphs of this Guaranty are for convenience of reference only and shall not define or limit any of the provisions hereof.

THE GUARANTOR HEREBY ACKNOWLEDGES RECEIPT OF A TRUE AND CORRECT COPY OF THIS GUARANTY.

This Guaranty is made February 15, 2008.

/s/ Charles Seven
Charles Seven